UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2018

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 2, 2018, Triton International Limited (the “Company”) held its Annual General Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, the shareholders of the Company voted on (i) the election of nine directors to serve on the Company’s Board of Directors until the 2019 Annual General Meeting of Shareholders or until their respective successors are elected and qualified, (ii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and (iii) an advisory vote on the compensation of the Company’s Named Executive Officers, all of which are described in the Company’s Proxy Statement for the Annual Meeting.
The voting results on the election of nine directors were as follows:

	Number of Shares
Nominee	For	Withheld	Broker Non Votes
Brian M. Sondey	60,468,029	1,171,257	9,943,066
Robert W. Alspaugh	61,005,294	633,992	9,943,066
Malcolm P. Baker	61,183,346	455,940	9,943,066
David A. Coulter	60,829,408	809,878	9,943,066
Claude Germain	60,883,233	756,053	9,943,066
Kenneth Hanau	61,179,795	459,491	9,943,066
John S. Hextall	61,186,078	453,208	9,943,066
Robert L. Rosner	58,774,392	2,864,894	9,943,066
Simon R. Vernon	61,143,840	495,446	9,943,066

The voting results on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
71,210,869	188,666	182,817	—

The voting results on the advisory vote on the compensation of the Company’s Named Executive Officers were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
60,467,421	641,737	530,128	9,943,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Dated: May 4, 2018	By:	/s/ John Burns
	Name:	John Burns
	Title:	Chief Financial Officer